Exhibit 5.1
[Cahill Gordon & Reindel llp Letterhead]
(212) 701-3000
June 11, 2009
Lorillard, Inc.
Lorillard Tobacco Company
714 Green Valley Road
Greensboro, North Carolina 27408-7018
Ladies and Gentlemen:
     We have acted as special counsel to Lorillard, Inc., a Delaware corporation, (the “Company”) and Lorillard Tobacco Company, a Delaware Corporation and the Company’s wholly owned subsidiary (the “Issuer”) (the Company and the Issuer are referred to collectively as the “Registrants”) in connection with the preparation of:
     1. the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to which (a) the Company proposes to issue and/or sell from time to time (i) senior unsecured debt securities of the Company (the “Company Debt Securities”), (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) warrants representing rights to purchase Common Stock, Preferred Stock, Company Debt Securities as well as other warrants (the “Warrants”) and (v) guarantees by the Company of Issuer Debt Securities (as defined below) (the “Guarantees”), and (b) the Issuer proposes to issue and/or sell from time to time senior unsecured debt securities of the Issuer (the “Issuer Debt Securities”);
     2. the form of indenture, to be dated on or about the date of first issuance of Company Debt Securities thereunder (the “Company Debt Securities Indenture”), between, the Company and the trustee to be named thereunder (the “Company Debt Securities Trustee”);
     3. the form of indenture, to be dated on or about the date of first issuance of the Issuer Debt Securities thereunder (the “Issuer Debt Securities Indenture”), between the Issuer, the Company and the trustee to be named thereunder (the “Issuer Debt Securities Trustee”); and
     4. the form of Guarantee, to be dated on or about the date of the first issuance of the Issuer Debt Securities.
          The Company Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Guarantees and the Issuer Debt Securities are referred to herein collectively as the “Offered Securities.” The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
          In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Registrants, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of the Registrants, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies, and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.
          Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply at all relevant times with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the applicable Indenture or Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon exercise of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise, we advise you that in our opinion:
     1. With respect to the shares of Common Stock, when (a) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Stock and related matters, (b) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Offered Security), will be duly authorized, validly issued, fully paid and nonassessable.
     2. With respect to the shares of Preferred Stock, when (a) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Stock and related matters, (b) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Offered Security), will be duly authorized, validly issued, fully paid and nonassessable.
     3. Insofar as the laws of the State of New York are applicable thereto, when (a) the execution of the Company Debt Securities Indenture has been duly authorized by the Company by appropriate action, (b) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Company Debt Securities and related matters, (c) the terms of the Company Debt Securities and their issuance and sale have been duly established in conformity with the Company Debt Securities Indenture so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Company Debt Securities Trustee or a securities resolution has been duly executed setting forth the terms of the Company Debt Securities, in each case, in accordance with the Company Debt Securities Indenture, and (e) the Company Debt Securities, in the form established in accordance with the Company Debt Securities Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Company Debt Securities Trustee in accordance with the provisions of the Company Debt Securities Indenture and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Company Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Company Debt Securities Indenture and enforceable against the Company Issuer in accordance with their terms except that (i) the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (B) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances (clauses (i) and (ii) together, the “Enforceability Exceptions”).
     4. Insofar as the laws of the State of New York are applicable thereto, when (a) the execution of the warrant agreement pursuant to which the Warrants will be issued (the “Warrant Agreement”) has been duly authorized by the Company by appropriate action, (b) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (c) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Warrants and related matters, including, without limitation, any necessary reservation of Common Stock or Preferred Stock issuable upon exercise of the Warrants, (d) the terms of the Warrants and their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-Laws of the Company, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (e) the Warrants, in the form included in the Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder in accordance with the provisions of the Warrant Agreement and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
     5. Insofar as the laws of the State of New York are applicable thereto, when (a) the execution of the Issuer Debt Securities Indenture has been duly authorized by the Registrants by appropriate action, (b) the Guarantee, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company, (c) the Is suer Debt Securities Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Issuer, the Company and the Issuer Debt Securities Trustee, (d) the board of directors of the Issuer, including any appropriate committee appointed thereby, and appropriate officers of the Issuer have taken all necessary action to approve the issuance and terms of the Issuer Debt Securities and related matters, (e) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Guarantees and related matters, (f) the terms of the Issuer Debt Securities and their issuance and sale have been duly established in conformity with the Issuer Debt Securities Indenture so as not to violate any applicable law or the Certificate of Incorporation, as amended, of the Issuer or the By-Laws of the Issuer, or result in default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, (g) the terms of the Guarantee and its issuance and sale have been duly established in conformity with the Issuer Debt Securities Indenture so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-Laws of the Company, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (h) either a supplemental indenture has been duly authorized, executed and delivered by the Issuer and the Issuer Debt Securities Trustee or a securities resolution has been duly executed setting forth the terms of the Issuer Debt Securities, in each case, in accordance with the Issuer Debt Securities Indenture, and (i) the Issuer Debt Securities, in the form established in accordance with the Issuer Debt Securities Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Issuer and authenticated by the Issuer Debt Securities Trustee in accordance with the provisions of the Issuer Debt Securities Indenture and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Issuer Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Issuer Debt Securities Indenture and enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions and the Guarantees, when issued in accordance with the terms thereof and the Issuer Debt Securities Indenture, will be valid, binding and enforceable obligations of the Company, subject to the Enforceability Exceptions.
          In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Registrants. In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. The Offered Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.
          We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Cahill Gordon & Reindel LLP